                                                                       Ex. 10.40

            EMPLOYMENT AGREEMENT, DATED FEBRUARY 7, 1995 BETWEEN THE
                         PARTNERSHIP AND KEVIN S. SMITH

                                                                February 7, 1995



                              EMPLOYMENT AGREEMENT
                              --------------------


          THIS EMPLOYMENT AGREEMENT (the "Agreement") made this 7th day of February, 1995, between TRUMP PLAZA ASSOCIATES, a New Jersey General Partnership, with offices in Atlantic City, New Jersey 08401 (hereinafter referred to as "TPA") and KEVIN S. SMITH, ESQUIRE, with an address of 1556 Washington Court, Mays Landing, New Jersey 08330 (hereinafter referred to as "Executive").

                              W I T N E S S E T H:

          WHEREAS, the Executive is desirous of gaining employment with TPA as its Vice President/General Counsel and TPA is desirous of employing the Executive as its Vice President/General Counsel; and

          WHEREAS, the parties desire to consummate their employment relationship and to define more specifically the terms and conditions thereof by entering into this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements herein contained, the parties hereto, intending to be legally bound hereby, do covenant and agree as follows:

                                   ARTICLE 1
                                   ---------

                                   EMPLOYMENT
                                   ----------

          TPA hereby employs the Executive and the Executive hereby accepts such employment in the capacity of Vice President/General Counsel of TPA.

                                   ARTICLE 2
                                   ---------

                                      TERM
                                      ----

          The term of this agreement shall be for a period of three (3) years and shall commence on February 9, 1995 and shall

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continue until 12 Midnight on February 9, 1998 (the "Employment Term").  Written
notice of intent not to renegotiate and extend the Employment Term beyond February 9, 1998 ("Notice of Intent") is to be received by the Executive no later than February 9, 1997. In the event TPA does not provide the Notice of Intent as provided herein, the payments required under Paragraph 9.3 below shall begin no sooner than the date the Notice of Intent is received by the Executive. In the event the Notice of Intent is received by the Executive as provided herein, TPA shall have no obligation to make the payments provided in Paragraph
9.3 below beyond February 9, 1998.

                                   ARTICLE 3
                                   ---------

                                     DUTIES
                                     ------

          3.1 During the Employment Term, the Executive shall devote his full business time, attention, and energies exclusively and solely in discharging and performing his duties and responsibilities as the Vice President/General Counsel of TPA ("Executive Duties"), which include, without limitation, those duties and responsibilities for such position as are currently set forth by TPA, or as may be amended from time to time in the discretion of the Chief Operating Officer TPA which must be reasonably exercised.

          3.2 The Executive shall at all times, diligently and in good faith, discharge the Executive Duties in consultation with and under the supervision of the Chief Operating Officer and shall make his principal office at TPA.

                                   ARTICLE 4
                                   ---------

                                  COMPENSATION
                                  ------------

          4.1 In consideration of the services to be rendered by the Executive to TPA, TPA shall pay to the Executive a salary of ONE HUNDRED TEN THOUSAND ($110,000.00) DOLLARS per annum ("Executive Salary"). The Executive Salary shall, during the Employment Term, be payable periodically in accordance with TPA's regular payroll practices.

          4.2 On the first anniversary of the Executive's employment with TPA and on all subsequent anniversary dates, the Executive Salary will be reviewed in accordance with TPA's regular policies therefor. Any increase in the Executive Salary shall be in TPA's sole and absolute discretion.

          4.3 The Executive shall be entitled to participate in TPA's executive bonus programs in such form and at such levels as TPA,

                                       2
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in its sole and absolute discretion, may hereafter elect to provide similarly situated executives.

          4.4 The per annum Executive Salary as increased under Paragraph 4.2 above plus any Bonus accrued under Paragraph 4.3 above shall be hereinafter referred to as the "Executive Annual Amount".

                                   ARTICLE 5
                                   ---------

                                    BENEFITS
                                    --------

          In further consideration of the services to be rendered by the Executive to TPA, and in addition to the compensation set forth in Article 4 above, TPA shall provide the Executive with the following benefits:

          5.1 TPA shall provide the Executive, at the sole cost and expense of TPA, with health insurance in such amounts and with such coverages as provided to other Executives of TPA under its group plan.

          5.2 TPA shall reimburse the Executive for the actual cost of the Executive's COBRA coverage until the Executive is eligible to participate in TPA's insurance program.

          5.3 TPA shall procure for the benefit of the Executive a life insurance policy or policies which shall provide coverage in an amount equal to that provided similarly situated executives and shall be payable to those beneficiaries named by the Executive or, in the event no beneficiaries are so named, shall be payable to the Executive's estate.

          5.4 The Executive shall be entitled to participate in any qualified pension, profit sharing or other retirement plan now or hereinafter established by Executive.

          5.5 TPA shall provide the Executive with the use of a TPA automobile ("Executive Automobile") at TPA's sole cost and expense pursuant to the terms of this Agreement. Said automobile shall be substantially in the same class and price range as a Volvo 940. TPA shall be responsible for all repairs, maintenance, insurance and registration fees incurred with respect to said automobile.

          5.6 TPA shall pay all dues and membership fees for the Executive's membership in the American Bar Association, New Jersey Bar Association, New York Bar Association, Atlantic County Bar Association and the International Association of Gaming Attorneys and such other professional societies or organizations

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which the Executive and the Board collectively deem appropriate in connection with the performance of the Executive Duties.

                                                            5.7  The Executive
shall be entitled to ten (10) days of paid vacation for each year during the term of employment.

Said ten (10) days does not include official TPA holidays. Vacations shall be taken upon reasonable prior notice to the Chief Operating Officer and at a time and manner that shall not substantially interfere with the proper operation of TPA and the performance of the Executive Duties.

                                   ARTICLE 6
                                   ---------

                                    EXPENSES
                                    --------

          TPA recognizes that the Executive may incur certain out-of-pocket expenses related to the Executive Duties. Upon submission to TPA of a detailed accounting of reasonable expenses and paid receipts or other documentation incurred for such purposes including travel and entertainment expenses, TPA shall reimburse the Executive for such amounts so expended.

                                   ARTICLE 7
                                   ---------

                                CONFIDENTIALITY
                                ---------------

          The Executive acknowledges that he will have access to information which is proprietary and confidential to TPA. This information includes, but is not limited to, (1) the identity of customers and prospects, (2) names, addresses and telephone numbers of individual contacts, (3) pricing policies, marketing strategies, product strategies and methods of operation, and (4) expansion plans, management policies and other business strategies and policies. It is hereby acknowledged and understood that this information must be maintained in strict confidence in order for TPA to protect its business and its competitive position in the marketplace. Accordingly, both during and after termination of the Executive's employment, it is agreed that the Executive will not disclose any of this information for any purpose or remove materials containing this information from TPA's premises.

          Upon termination of the Executive's employment, the Executive will immediately return to TPA all correspondence files, business card files, customer and prospect lists, technical data, notes and other materials which contain any of this information, and the Executive will not retain copies of those materials.

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                                   ARTICLE 8
                                   ---------

                                  TERMINATION
                                  -----------

          Notwithstanding the provisions of Article 2 hereof, and subject to the terms of Article 9 hereof, the employment of the Executive may be terminated by TPA or by the Executive in the following manner:

          8.1  By TPA:

          (i) For "just cause" which, for the purposes of this Agreement, shall be defined as forfeiture of your Casino Control Commission license;

          (ii) If the Executive should become mentally or physically incapacitated and thereby unable to perform the Executive Duties for a period of time in excess of one hundred eighty (180) days, which termination shall be effective upon delivery to Executive of written notice of termination from TPA; or

          (iii) For any reason in the sole and absolute discretion of TPA upon sixty (60) days prior written notice to the Executive.

          8.2  By the Executive:

          (i) In the event that the TPA/Chief Operating Officer, in its discretion and without the consent of the Executive, substantially changes the Executive Duties in such a way that it can reasonably be determined that the Executive is no longer functioning as Vice President/General Counsel; the Executive shall submit written notice objecting to the change of duties; if such is not corrected within thirty (30) days after receipt of such notice, the Executive may terminate this agreement;

          (ii) Upon written notice from the Executive, if TPA has materially breached any of the terms or conditions of this Agreement and such breach is not cured within seven (7) days after receipt of such notice by TPA;

          (iii) For any reason in the sole and absolute discretion of the Executive upon sixty (60) days prior written notice to TPA.

     8.3 Upon the termination of this Agreement under this Article 8, the duties, responsibilities and obligations of the parties shall cease and this Agreement shall thereafter be of no further force and effect, except as otherwise set forth in

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Article 9 below.  In such event, the Executive shall immediately tender his resignation from all directorships and offices held with TPA or any other entities with whom TPA is affiliated or related.

                                   ARTICLE 9
                                   ---------

                              GUARANTEED AGREEMENT
                              --------------------

     9.1 In the event this Agreement is terminated by TPA pursuant to Paragraph 8.1(i) above, the Executive shall not be entitled to any further Executive Annual Amount. Termination shall be effective at the end of the business day that Executive is delivered a written notice of termination from the Chief Operating Officer.

     9.2 In the event this Agreement is terminated by TPA pursuant to Paragraph 8.1(ii) above, TPA shall be required to make all payments as set forth in Paragraph 9.3 below.

     9.3 In the event this Agreement is terminated by TPA for any other reason, the following shall apply:

          (i) TPA shall pay to the Executive his salary for the full month in which his duties were terminated and in addition thereto as follows:

          (a) The Executive Annual Amount over twelve (12) additional consecutive months thereafter ("First Year Severance Period") whether employee obtains other employment or not.

             (ii) During the First Year Severance Period the Executive shall not be permitted to perform any duties for TPA.

          (iii) TPA further agrees that during the period it continues to pay the Executive pursuant to paragraph 9.3(i) above, it shall keep the Executive's life, health and major medical insurance coverage in full force and effect. However, the Executive shall notify TPA forthwith if he acquires other employment during said one (1) year period and TPA may terminate the insurance referred to in this paragraph if and when provided by the new employer. TPA shall provide at its expense during the First Year Severance Period the car currently operated by the Executive. Said car shall be furnished for said one
(1) year period or until the Executive obtains other employment, whichever event occurs first.

             (iv) TPA shall be required to provide reasonable out placement services at its sole cost and expense.

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          (v) The termination provisions are provided to enable the Executive to fulfill all responsibilities and duties with reasonable job and income security.

          (vi) After the First Year Severance Period, TPA shall have no further obligations to the Executive under this Article 9 and this Agreement which, for all purposes, shall then be of no further force or effect.

     9.4 In the event this Agreement is terminated by the Executive pursuant to Paragraph 8.2(i), (ii) and (iii) above, TPA shall be required to make all payments as set forth in Paragraph 9.3 above.

     9.5  Any and all payments made by TPA to the Executive pursuant to this
Article 8 shall be subject to regular Federal and State deductions and withholding.

                                   ARTICLE 10
                                   ----------

                                INDEMNIFICATION
                                ---------------

     TPA shall indemnify, defend and hold the Executive harmless, including the payment of reasonable attorney fees, if TPA does not directly provide for the Executive's defense, from and against any and all claims made by anyone, including, but not limited to, a corporate entity, company, other employee, agent, patron or member of the general public with respect to any claim which asserts as a basis, any acts, omissions or other circumstances involving the performance of the Executive Duties hereunder unless such claim is based upon the Executive's gross negligence or any willful and/or wanton illegal acts.

                                   ARTICLE 11
                                   ----------

                                     WAIVER
                                     ------

     The waiver of a breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition of this Agreement.

                                   ARTICLE 12
                                   ----------

                                    NOTICES
                                    -------

     All notices, requests, demands, or other communications to be given hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by certified mail, return receipt requested:

                                       7
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     A.  If to the Executive, addressed to him at:
         ----------------------------------------

             1556 Washington Court
             Mays Landing, New Jersey  08330

     B.  If to TPA, addressed to:
         -----------------------

             Barry Cregan
             Chief Operating Officer
             Trump Plaza Associates
             Atlantic City, New Jersey

or to such other place or places as the parties hereto may designate to each other in writing.

                                   ARTICLE 13
                                   ----------

                           CONSTRUCTION OF AGREEMENT
                           -------------------------

     This Agreement was executed by the parties in accordance with and shall be governed and interpreted in accordance with the laws of the State of New Jersey.

                                   ARTICLE 14
                                   ----------

                                  JURISDICTION
                                  ------------

     The parties agree that all disputes arising or related to this Agreement shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

                                   ARTICLE 15
                                   ----------

                              BENEFITS AND BURDENS
                              --------------------

     This Agreement shall inure to the benefit of and be binding upon TPA, its successors and assigns, and any corporation or other entity with which TPA may merge or consolidate or to which TPA will sell its assets, and the Executive and his executors, administrators, heirs, and legal representatives. Since the Executive's duties and services hereunder are acknowledged by the parties hereto to be special, personal, and unique in nature, the Executive shall not transfer, sell or otherwise assign his rights, obligations, or benefits under this Agreement nor delegate any of his duties hereunder without the prior written consent of TPA, which may be withheld in its sole and absolute discretion and shall not be subject to a standard of reasonableness.

                                       8
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                                  ARTICLE 16
                                  ----------

                               ENTIRE AGREEMENT
                               ----------------

     This Agreement contains the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all previous and contemporaneous agreements and understandings between the parties hereto whether written or oral with respect to the subject matter hereof. This Agreement cannot be modified, altered, or amended except by a writing executed by the parties hereto.

                                   ARTICLE 17
                                   ----------

                                  SEVERABILITY
                                  ------------

     If any provision of this Agreement shall be held to be invalid or unenforceable, such validity or unenforceability shall not affect or impair the validity or enforceability of the remaining provisions of this Agreement which shall remain in full force and effect and the parties hereto shall continue to be bound thereby.



     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and date first above written.

ATTEST:                                       TRUMP PLAZA ASSOCIATES


__________________________                    BY:         /s/
                                                 --------------------------
                                                 Barry Cregan,
                                                 Chief Operating Officer
Dated:____________________


WITNESS:



--------------------------                                /s/
                                              ------------------------------
                                              Kevin S. Smith, Esquire


Dated: 2/7/94

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